Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
GulfSlope Energy, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-200203, 333-198691 and 333-198290) of GulfSlope Energy, Inc. of our report dated December 29, 2015, relating to the financial statements for the fiscal years ended September 30, 2015 and 2014, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding GulfSlope Energy, Inc.’s ability to continue as a going concern.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah
December 29, 2015